                                                                 EXHIBIT 10.37

                            SECOND AMENDMENT TO LEASE
                            -------------------------


      REFERENCE is made to that certain Lease dated June 1, 1992 by and between South Shore Bank, as landlord, and Collaborative Research Incorporated, as tenant, as amended by that certain Lease Amendment dated August 1, 1994 by and between ACTMED Limited Partnership, successor-in-interest to South Shore Bank, as landlord ("Landlord"), and Collaborative Research Incorporated, as tenant (collectively, the "Lease"), for those certain premises consisting of approximately 23,305 square feet located on the second floor of that certain building situated at 100 Beaver Street, Waltham, Massachusetts 02154, all as more particularly described in the Lease.

      WHEREAS, Genome Therapeutics Corporation is successor-in-interest to Collaborative Research Incorporated as tenant under the Lease ("Tenant"), and

      WHEREAS, Landlord and Tenant wish to amend the Lease as set forth herein.

      NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease shall be amended as follows:

1.    Subjects Referred to (Article 1.1)
      ----------------------------------

      a) PREMISES. The term "Premises" is hereby amended to be "Approximately 23,305 square feet of rentable space on the second floor of the Building ("Current Premises"), and from and after the date that Landlord delivers possession of the following in accordance with the terms of this Lease, approximately 25,847 square feet located on the first floor, 4,034 square feet located on the second floor and 7,000 square feet located on the third floor of the Building ("Lexicon Premises"), now occupied by Lexicon, Inc. ("Lexicon"), and from and after the date that Landlord delivers possession in accordance with the terms of this Lease, approximately 21,270 square feet of rentable space on the third floor of the Building ("ACT Premises") currently occupied by ACT Medical, Inc. ("ACT"), together with the right to use any paved parking areas and loading docks located on the lot on which the Building is located subject to the Rules and Regulations attached hereto as EXHIBIT C. The Current Premises, Lexicon Premises, and ACT Premises are collectively referred to as "the Premises."

      b) MANAGING AGENT. The term "Managing Agent" is hereby amended to be "Sandact, Inc.".

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      c)    LANDLORD'S & MANAGING AGENT'S ADDRESS. The term "Landlord's &
            Managing Agent's Address" is hereby amended to be "P.O. Box 442, Hull, MA 02045."

      d) TERM EXPIRATION DATE. The term "Term Expiration Date" is hereby amended to be "the date which is ten (10) years after the date the Lexicon Premises are delivered to Tenant in accordance herewith."

      e) PREMISES DESIGN FLOOR AREA. The term "Premises Design Floor Area" is hereby deleted in its entirety.

      f) ANNUAL FIXED RENT RATE. The term "Annual Fixed Rent" is hereby amended as follows:

             "For the Current Premises:

                         Period                    $/square foot     $/annum
                         ------                    -------------     -------

                  From the date hereof through        $15.20       $354,236.00
                  July 31, 1996

                  August 1, 1996 to July 31, 1997     $15.45       $360,062.25


                  August 1, 1997 to July 31, 1998     $15.95       $371,714.75


                  August 1, 1998 to July 31, 1999     $16.70       $389,193.50


                  August 1, 1999 through the          $16.70       $389,193.50
                  Term Expiration Date

             For the Lexicon Premises:

                         Period                    $/square foot     $/annum
                         ------                    -------------     -------


                  Commencing thirty (30) days         $9.00        $331,884.00
                  after Landlord delivers the                       for the
                  Lexicon Premises in accordance                    entirety
                  herewith - the date which is                      of the
                  five (5) years after the date                     Lexicon
                  Landlord delivers the Lexicon                     Premises
                  Premises in accordance herewith
                  ("Year Five Date")                                $27,000.00
                                                                    with
                                                                    respect to
                                                                    3000 s.f.
                                                                    to be
                                                                    delivered
                                                                    on or
                                                                    about
                                                                    August 26,
                                                                    1996 as
                                                                    set forth
                                                                    below



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                  The day following the Year     $10.00       $368,760.00
                  Five Date - Term Expiration
                  Date

             For the ACT Premises:

                  Period                          $/square foot     $/annum
                  ------                          -------------     -------

                  Commencing ninety (90) days         $9.00        $191,430.00
                  after Landlord delivers the
                  ACT Premises in accordance
                  with the terms herewith  -
                  Year Five Date

                  The day following the Year          $10.00       $212,700.00"
                  Five Date - Term Expiration
                  Date

      a) SECURITY DEPOSIT. The term "Security Deposit" is hereby amended to be as follows:

                  "$59,039.33. After delivery of the Lexicon Premises to Tenant, Tenant shall deposit an additional $55,314.00. After delivery of the ACT Premises, Tenant shall deposit an additional $31,905.00."

      b) TENANT'S PROPORTIONATE FRACTION. The term "Tenant's Proportionate Fraction" is hereby amended to be a fraction, the numerator which shall be the leasable square footage of the Premises leased hereunder from time to time and the denominator shall be the leasable square footage of the Building.

2.    Initial Construction (Section 3.1) is hereby modified by:

      a) deleting the first sentence thereof and substituting the following therefor:

            "Tenant agrees to accept the Premises in "as-is" condition, provided that notwithstanding the foregoing, Landlord shall deliver the Lexicon Premises and ACT Premises (i) in broom clean condition, (ii) in accordance with the State Building Code 780 CMR, (iii) in compliance with the barrier free regulations set forth in 521 CMR, and (iv) with such other repairs and the cost thereof as agreed to between the parties (subsection (ii) - (iv) being collectively referred to as "Landlord's Building Improvements")"; and

      b)    adding the following sentence at the end of the first paragraph:

            "Landlord agrees not to charge any supervising fee for any work performed by Tenant."

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

3. PREPARATION OF PREMISES FOR OCCUPANCY (SECTION 3.2) is hereby amended by deleting the second paragraph thereof and adding the following before the first paragraph thereof:

             "Landlord agrees to deliver 3000 square feet of the Lexicon
            Premises located on the third floor on or before August 26, 1996. Landlord agrees to deliver the balance of the Lexicon Premises and ACT Premises on or before October 1, 1996, and March 1, 1997, respectively (collectively, the "Relocation Dates"). Notwithstanding the foregoing, Landlord may delay delivery of possession of the ACT Premises until August 1, 1998 upon prior written notice to Tenant which notice is delivered on or before March 1, 1997. Tenant acknowledges that Lexicon and ACT are currently leasing portions of the Building as set forth herein. If Landlord, after using reasonable efforts to remove Lexicon, is unable to deliver possession of the entirety of the Lexicon Premises to Tenant by December 31, 1996, and provided that Landlord's inability to so deliver possession is not due to fire, casualty, or any act or omission of Tenant, its agents, contractors, employees, licensees or invitees, then (i) Tenant shall receive one (1) day of free rent for the Lexicon Premises for each day after November 15, 1996 until December 31, 1996, and two (2) days of free rent for each day during January, February, and March of 1997 in which Landlord fails to so deliver the Premises, provided Tenant shall not be entitled to any additional free rent for each day after March 31, 1997 in which Landlord fails to so deliver the Premises, and (ii) if Landlord has not so delivered the entirety of the Lexicon Premises to Tenant by March 31, 1997, then Tenant may terminate this Second Amendment to Lease, it being understood that the Lease shall continue in full force and effect with respect to the Current Premises. Notwithstanding the foregoing, if Landlord has delivered 3000 square feet of the Lexicon Premises as set forth above in accordance with the terms of this Lease, then this Second Amendment to Lease shall continue in full force and effect with respect to the Current Premises and said 3000 s.f. of the Lexicon Premises.

             If Landlord has delivered the Lexicon Premises in accordance with the terms hereof, and if Landlord, after using reasonable efforts to remove ACT, is unable to deliver possession of the ACT Premises to Tenant by November 1, 1998, and provided Landlord's inability to so deliver possession is not due to fire, casualty, force majeure, or any act or omission of Tenant, its agents, contractors, employees, licensees or invitees, then (i) Landlord shall so notify Tenant of such inability, and (ii) any reference to the "ACT Premises" shall be deemed stricken from this Second Amendment to Lease, it being understood that the Lease shall continue in full force and effect with respect to the Current Premises and the Lexicon Premises.


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

             Notwithstanding anything to the contrary set forth herein,
            "reasonable efforts" as set forth in this Section 3.2 shall include the institution of court proceedings for eviction, but "reasonable efforts" shall not require Landlord to pay any sum of money to Lexicon or ACT.

4. CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE POLICIES (SECTION 4.2.2.4) is hereby modified by deleting the last sentence thereof.

5. UTILITIES (SECTION 4.2.3) is hereby modified by deleting "to the extent . . . Tenant and the Premises," from the first sentence thereof, and by deleting "provided that if said utilities . . . use of utilities." from the second sentence thereof.

6. ASSIGNMENT AND SUBLETTING (SECTION 5.2.1) is hereby amended by deleting the last sentence of the first paragraph and substituting the following therefor:

            "In the event that any assignee, subtenant, or occupant pays to Tenant any amounts (whether by lump sum or monthly payments) in excess of $10.00 per square foot on a triple net basis for space leased as office space, or $23.00 per square foot on a triple net basis for space leased as laboratory space, Tenant shall promptly pay fifty percent (50%) of all such excess to Landlord as and when received by Tenant after first deducting from such excess, the reasonable expenses incurred by Tenant in obtaining such assignment or sublease, provided such expenses are amortized over the term hereof."

7. NOTICES FROM ONE PARTY TO THE OTHER (SECTION 9.1) is hereby amended by deleting the last sentence thereof and substituting the following sentence therefor:

            "A copy of any notice to Landlord shall be sent to: Mary C. Mazzio, Esquire, Brown, Rudnick, Freed & Gesmer, P.C., One Financial Center, Boston, Massachusetts 02111 in the same manner as Landlord's Notice, and a copy of any notice to the Tenant shall be sent to Francis X. Hanlon, Esquire, Ropes & Gray, One International Place, Boston, Massachusetts 02110 in the same manner as Tenant's Notice."

8.    The following is hereby added to the Lease as a new Section 9.15:

            9.15 SIGNAGE. Tenant shall have the right to erect its corporate logo in locations on Beaver Street and on the Building that are mutually agreed upon by the parties hereto.

9. EXHIBITS. EXHIBITS A, A-1, A-2, and E are hereby deleted in their entirety, and the EXHIBIT A attached hereto is added to the Lease as a new EXHIBIT A thereof.

10.   EXHIBIT D (TENANT'S EXTENSION OPTION) is hereby modified by:


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

      a) deleting the phrase "one (1) period of five (5) years" in the first sentence thereof and substituting the phrase "two (2) periods of five (5) years" therefor,

      b) by deleting the word "option" in the second sentence thereof and substituting the word "options" therefor,

      c) by deleting the word "period" in the first sentence of the second paragraph thereof and substituting the word "periods" therefor, and

      d) further, by adding the following phrase after the words "office and laboratory space" in the second sentence of the second paragraph thereof:

            ", excluding the structural laboratory improvements constructed by Tenant after the date hereof in the Lexicon Premises and the ACT Premises,"

11. EXHIBIT G (TENANT IMPROVEMENT ALLOWANCE) is hereby modified by deleting the first paragraph thereof and by deleting the phrase "with respect to the Allowance" in the first sentence of the second paragraph and substituting the phrase "with respect to a $100,000 Allowance granted pursuant to the First Lease Amendment" therefor.

12.   EXHIBIT H attached hereto is hereby added to the Lease as EXHIBIT H.

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease.

      EXCEPT as modified by this Second Amendment, all other terms of the Lease remain unchanged and in full force and effect.



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

      WITNESS our hands and seal this ____ day of _____________, 1996.


LANDLORD:                                 TENANT:

ACTMED LIMITED PARTNERSHIP                GENOME THERAPEUTICS, INC.

By:  SANDACT INC., its sole general
     partner


By:  ________________________             By:  _______________________________



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

                                    EXHIBIT A
                                    ---------



            1. BUYER'S REPRESENTATION AND AGREEMENTS. Buyer represents, warrants and covenants with Seller as follows:

            (i) Buyer is a corporation that has been duly organized and is validly existing in good standing under the laws of its state of incorporation;

            (ii) Buyer has full power and right to enter into and perform its obligations under this Agreement and the other agreements contemplated herein to be executed and performed by it;

            (iii) Buyer is not in the hands of a receiver nor is application for a receiver pending, Buyer has not made an assignment for the benefit of creditors, nor has Buyer filed, or had filed against it, any petition in bankruptcy; and

            (iv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (1) have been duly authorized, executed and delivered by Buyer and the persons executing this Agreement and other documents on behalf of Buyer are duly authorized to execute the same, and (2) do not and will not (A) require any governmental or other consent, (B) violate or conflict with any judgment, decree or order of any court applicable to or affecting Buyer, (C) violate or conflict with any law or governmental regulation applicable to Buyer, (D) violate or conflict with the organizational documents of Buyer, and (E) result in the breach of, or constitute a default under, any agreement, contract, indenture or other instrument or obligation to which Buyer is a party or is otherwise bound. Upon the assumption that this Agreement constitutes the legal, valid and binding obligation of Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer.

      2. CASUALTY/TAKING. If, prior to the Closing Date, all or a significant portion of the Property is destroyed by fire or casualty or taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Buyer of such fact promptly after obtaining knowledge thereof and either Buyer or Seller shall have the right to terminate this Agreement by giving notice to the other not later than ten (10) days after the giving of Seller's notice. For the purposes hereof, a "significant portion" of the Property shall mean such a portion of the Property as shall have a value in excess of $735,687.00. If either party elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder. If neither Seller nor Buyer elects to terminate this Agreement as aforesaid, or if an "insignificant portion" (i.e., anything other than a significant portion) of the Property is destroyed by fire or casualty or taken by eminent domain (or becomes the subject of a pending taking), then the sale of the Property shall be consummated as herein provided at the Purchase Price (without abatement), and Seller shall assign to Buyer, without recourse, at the


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

            Closing all of Seller's right, title and interest in and to all net insurance proceeds received by Seller in connection with a fire or casualty, and any net award, if any, received in connection with a taking.

            3. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument.





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



                                   EXHIBIT H

                           Tenant's Option to Purchase
                           ---------------------------

      Provided that no Event of Default has occurred hereunder, Tenant shall have a right to purchase the Building to be exercised prior to August 31, 1997, time being of the essence, upon the following terms and conditions:

     1.  The purchase price ("Purchase Price") for the Building shall be

         (a) $7,356,870.00, based on a price of $90.00 per rentable square foot; plus

         (b) if Tenant exercises its purchase option hereunder after ACT and/or Lexicon vacate the Building, the Landlord's cost of carrying the ACT Space or the Lexicon Space during Tenant's 30- and 90-day fit-up periods, respectively (including lost rent at the rate of $9.00 per square foot per annum), plus a pro rata share of Additional Rent, as defined in Article 4 of the Lease; plus

         (c) the cost of Landlord's Building Improvements.

     2. Tenant shall notify Landlord of its intent to purchase the Building by written notice ("Tenant's Notice") to Landlord prior to August 31, 1997, a copy of which shall be accompanied with a deposit of 10% of the Purchase Price to be sent simultaneously to Whittier Partners, the Tenant's Notice to be in the form attached to this EXHIBIT H as EXHIBIT H-1. Upon receipt of an executed original of Tenant's Notice, Landlord shall promptly execute and deliver to Tenant an executed copy thereof.

     3. Notwithstanding the foregoing, Tenant's right to give Tenant's Notice and exercise this purchase option shall terminate on June 1, 1997, July 1, 1997, or August 1, 1997, unless prior to each such date, Tenant has paid to Landlord a non-refundable sum of $10,000.00 in each case in order to retain Tenant's purchase option for the next succeeding month. Time is of the essence of each such date.

     4. If (a) Tenant (i) does not timely exercise its purchase right as set forth above or (ii) fails to pay the non-refundable sums of $10,000.00 to Landlord prior to June 1, July 1, or August 1, as the case may be, as set forth above or (iii) fails to otherwise fulfill the conditions hereunder or set forth in Tenant's Notice, Tenant's right to purchase the Building shall terminate and shall be null and void, and Landlord shall have no further obligation to sell the Building to Tenant, and may sell the Building to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein.


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     5.  Tenant shall indemnify and hold harmless Landlord, and defend Landlord with counsel approved by Landlord, from and against any and all losses, damages, liability, claims and judgment in connection with Tenant's failure, after having executed its right to purchase the Building, to fulfill its obligations hereunder or under the Tenant's Notice This provision shall survive the termination or expiration of this Lease. Notwithstanding the foregoing, if Tenant has paid Landlord the deposit required pursuant to Section 5 of Tenant's Notice, then this indemnity shall be deemed null and void, it being understood that Seller's damages shall be limited to the amount of the deposit as set forth in
         Section 19 of the Tenant's Notice.

     6. Tenant, after the termination or expiration of Tenant's rights to purchase the Building, and within five (5) days after receipt of Landlord's request, shall execute and deliver to Landlord an agreement prepared by Landlord, in recordable form, confirming the termination of Tenant's rights to purchase the Building. Tenant's failure to so execute and deliver such agreement shall entitle Landlord to execute and record in the appropriate Registry of Deeds (including the Land Registration Office therein, if applicable) an affidavit confirming the termination of Tenant's purchase rights hereunder, which affidavit shall be binding upon the parties hereto and may be relied upon by third parties. Notwithstanding Landlord's rights as set forth in the foregoing sentence, and without limiting the generality of Tenant's indemnification as set forth above, Tenant shall be liable for any and all damages and expenses including, without limitation, delay damages, loss of opportunity damages and attorney's fees incurred as a result of Tenant's wrongful failure to execute the agreement confirming termination of Tenant's purchase rights hereunder, or Tenant's execution of an affidavit or other document stating that Tenant's purchase rights have not terminated if the affidavit or other document shall prove to be false, except as otherwise provided in Section 5 above if Tenant has paid Landlord the deposit pursuant to Section 5 of Tenant's Notice.

     7. Tenant may not assign, mortgage, pledge, encumber or otherwise transfer ("Transfer") its interest or rights set forth hereunder, and any such purported Transfer or attempt to Transfer shall be void and without effect, and shall terminate this right to purchase (except with respect to the obligation set forth in Paragraph (4) hereof).

     8. Notice of Tenant's right to purchase the Building shall be included in a Notice of Lease to be executed by the parties and recorded by Tenant in the Registry of Deeds (including the Land Registration Office therein, if applicable).

     9. Time is of the essence with respect to all aspects of this right to purchase.




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